UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2026

ZAPATA QUANTUM, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (857) 367-9002

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Securities Purchase Agreement, Series D, and Warrants

On April 7, 2026, Zapata Quantum, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors, pursuant to which the Company sold and issued 6,685 shares of newly designated Series D Convertible Preferred Stock (the “Series D”), together with Warrants (the “Warrants”) to purchase 7,612,161 shares of the Company’s common stock, for gross proceeds of $6,685,000. The Company intends to use the net proceeds for working capital and general corporate purposes.

The offers and sales described above are part of the Company’s offering of a total of up to 15,000 shares of Series D (which are convertible into 34,160,784 shares of common stock, subject to adjustment) and Warrants to purchase up to 17,080,392 shares of common stock (representing 50% warrant coverage on an as-converted basis) for total gross proceeds of up to $15,000,000 (the “Offering”).

Series D

Each share of Series D has a stated value of $1,000 and is convertible into the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price. The initial conversion price is $0.4391 per share, subject to adjustment as provided in the Series D Certificate of Designations of Preferences, Rights and Limitations (“Certificate of Designations”). Conversions and voting rights of the Series D are subject to beneficial ownership limitations of 4.99% of 9.99% of outstanding common stock, as selected by each holder.

Holders of Series D are entitled to vote on an as-converted basis, and are also entitled to annual dividends equal to 8% of the stated value per share of Series D payable quarterly in arrears in shares of common stock, with the number of shares of common stock determined by dividing the dividend amount by the conversion price of the Series D.

The Series D subjects the Company to negative covenants restricting its ability to take certain actions without prior approval from the holders of a majority of the outstanding shares of Series D for as long as the holders continue to hold at least 50% of the Series D shares issued on the issuance date. These restrictive covenants include the following actions by the Company:

i.	Payment or declaration of any dividend (other than pursuant to the Series D Certificate of Designations);

ii.	Amendment to the Company’s Certificate of Incorporation or Bylaws so as to adversely alter the rights, preferences, or privileges of the Series D;

iii.	Create any new class of shares pari passu or senior to the Series D;

iv.	Incur indebtedness in excess of $2,000,000 in the aggregate, other than up to $2,000,000 in purchase money indebtedness, up to $2,000,000 in small business government loans, up to $2,000,000 in capital leases, or in connection with any restructuring, re-financing, third party purchase or similar transaction involving indebtedness which is in existence as of the issuance date;

v.	Redeem, purchase or otherwise acquire any shares of preferred stock or common stock (other than (a) the repurchase of shares of common stock pursuant to a written benefit plan or employment or consulting agreement, (b) the repurchase of any equity securities in connection with the Company’s right of first offer with respect to those securities contained in any written agreement with the Company) or (c) any Exchange as defined in and pursuant to the Certificate of Designations; or

vi.	Enter into any transaction with any of the Company’s officers, directors or any person directly or indirectly controlled by or under common control with the Company or any of its officers or directors, except for (i) transactions entered into in the ordinary course of business or otherwise in the furtherance of the Company’s business as presently conducted or planned to be conducted, (ii) transactions that are approved by the Board of Directors or (iii) transactions that have been authorized as of the issuance date.

The Series D also provides the Company with a special exchange right, pursuant to which the Company can exchange outstanding Series D for shares of common stock in 50% increments, provided the following conditions are met: for the first 50%, (i) the average daily VWAP of the common stock for the 10 preceding trading days is at least three times the conversion price, and (ii) the average daily dollar trading volume of the common stock (determined pursuant to the Series D Certificate) is at least $5,000,000 during this 10-day period, and for the second 50%, (i) the average daily VWAP of the common stock for the 10 preceding trading days is at least five times the conversion price, and (ii) the average daily dollar trading volume of the common stock (determined pursuant to the Series D Certificate) is at least $5,000,000 during this 10-day period . If the exchange would cause any Series D holder to exceed any applicable beneficial ownership limitation, then the exchange will not be affected as to the shares of common stock that would exceed such limit and this right will be held in abeyance for any affected holder.

The Series D Certificate of Designations also provides that all shares of capital stock of the Company, including both common stock and all other series of preferred stock, shall be junior in rank to all shares of Series D with respect to dividends, and payments upon the liquidation, dissolution, and winding up of the Company.

The Warrants

The Warrants have a term of seven and one-half years and are exercisable at an initial exercise price of $0.4391 per share, subject to adjustment as provided therein. Beginning on the six-month anniversary of the issuance date, 50% of the shares underlying the Warrants may be exercised using a cashless exercise. The remaining 50% may be exercised cashlessly at any time if there is no effective registration statement covering the sale of the shares underlying the Warrants.

Exercises of the Warrants and conversions of the Series D are subject to beneficial ownership limitations of 4.99% or 9.99% of the outstanding shares of common stock as elected by each applicable holder.

The conversion and exercise prices and amount of common stock issuable pursuant to conversions of Series D and exercises of the Warrants are subject to the adjustment provisions provided therein, including price protection adjustment in the event of a subsequent lower priced issuance of securities, subject to certain exceptions.

Pursuant to the Purchase Agreement, for a period of 90 days following the date of the Purchase Agreement, the Company is prohibited from issuing securities, entering into any agreements to issue securities, and from filing any registration statement except otherwise permitted by Purchase Agreement and the Registration Rights Agreement. Further, for a period of 180 days following the date of the Purchase Agreement, the Company is prohibited from effecting or entering into an agreement to effect the issuance of securities involving a variable rate transaction.

Pursuant to the Offering, the management of the Company has entered into Lock-Up Agreements, agreeing not to offer or sell common stock of the Company for 90 days following the closing date of the Purchase Agreement.

In connection with the Offering, the Company engaged Craig-Hallum Capital Group, LLC to act as lead placement agent and Chardan Capital Markets, LLC to act as co-lead placement agent (collectively, the “Placement Agents”). The compensation for the Placement Agents consists of: (i) the issuance of warrants to purchase an amount of common stock equal to 2% of the shares of common stock issuable upon conversion of the Series D (the “Placement Agent Warrants”), and (ii) a cash fee equal to 6% of the gross proceeds received by the Company in the Offering.

The Placement Agent Warrants will be issued following the final closing date or termination of the offering and will be substantively the same as the Warrants issued to the purchasers.

Registration Rights Agreement

In connection with the Purchase Agreement, on April 7, 2026, the Company also entered into a Registration Rights Agreement pursuant to which the Company has agreed to file a Registration Statement for the Company common stock underlying (i) the shares issuable upon conversion of the Series D, and (ii) all warrant shares issuable upon exercise of the Warrants, within 60 days following the later of (i) the date on which the final closing has occurred or the Offering has terminated or (ii) termination of the Offering. The Company agreed to use commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission within 120 days following termination of the Offering.

The foregoing descriptions of the terms of the Series D, the Warrants, the Purchase Agreement, the Registration Rights Agreement, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full texts of such documents, copies of or forms of which are filed or incorporated by reference as Exhibits 3.1, 4.1, 10.1, and 10.2 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Series D and Warrant Offering

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The transactions described in Item 1.01 of this Current Report on Form 8-K were exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereafter.

Automatic Conversion of Series A Convertible Preferred Stock

On April 7, 2026, pursuant to the terms of the Certificate of Designations of the Company’s Series A Convertible Preferred Stock (the “Series A”), all 15,000 outstanding shares of Series A automatically converted into 15,000,000 shares of the Company’s common stock as a result of the first closing of the Offering as described under Item 1.01 of this Form 8-K, which constitutes a financing with aggregate gross proceeds to the Company of at least $5,000,000 as provided under Section 3(d) of the Series A Certificate of Designations. A copy of the Series A Certificate of Designations was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 28, 2025. The conversions were exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(9) thereof as an exchange of securities for no other consideration other than the securities exchanged.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2026, the Company filed the Certificate of Designations of Preferences, Rights and Limitations (the “Certificate”) of Series D with the Delaware Secretary of State designating and authorizing the issuance of up to 15,000 shares of the Series D.

The material terms of Series D Certificate of Designations are summarized in Item 1.01, which descriptions are incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Series D Certificate of Designations
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2026

ZAPATA QUANTUM, INC.

By:	/s/ Sumit Kapur
Sumit Kapur, Chief Executive Officer